    As filed with the Securities and Exchange Commission on April 22, 1999
                                                      Registration No. 333-56805
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ______________
                                 POST-EFFECTIVE
                                AMENDMENT NO. 2
                                       To
                                    FORM F-1
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                                 ______________
                            Barbeques Galore Limited
             (Exact name of registrant as specified in its charter)

Australian Capital Territory, Australia                 5722                   Not Applicable
(State or other jurisdiction of               (Primary Standard Industrial     (I.R.S. Employer
incorporation or organization)                Classification Code Number)   Identification Number)

                 327 Chisholm Road, Sydney, NSW 2144, Australia
                                (61-2-9704-4177)
         (Address, including zip code, and telephone number, including area code, of the registrant's principal executive offices)
                                 ______________
                                 Sydney Selati
                            Barbeques Galore Limited
                             15041 Bake Parkway, #A
                            Irvine, California 92718
                                 (949) 597-2400
(Name address, including zip code, and telephone number, including area code, of agent for service)
                                 ______________

                                   Copies to:
                               CURTIS L. MO, ESQ.
                             VALERIE RUSSELL, ESQ.
                            TAYLOR L. STEVENS, ESQ.
                        BROBECK, PHLEGER & HARRISON LLP
                             Two Embarcadero Place
                                 2200 Geng Road
                        Palo Alto, California 94303-0913
                                 (650) 424-0160
        Approximate date of commencement of proposed sale to the public:
  From time to time after  this Registration Statement is declared effective.
                                 ______________
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1993, please check the following box. [_]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [_]

     If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                                 ______________
      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                            BARBEQUES GALORE LIMITED


          Pursuant to Registration Statement No. 333-56805 on Form F-1 (the "Registration Statement"), originally filed with the Commission on June 12, 1998 and amended on September 21, 1998, Barbeques Galore Limited (the "Company") registered 1,044,845 American Depository Shares (the "Shares"), each representing one Ordinary Share of the Company. The Company hereby removes from registration the 979,731 Shares that remained unsold as of December 15, 1998, the date at which the shareholders of the Company became entitled to resell their Shares pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Sydney, Australia on this 22 day of April, 1999.

                                    BARBEQUES GALORE LIMITED

                                    By     /s/  ROBERT GAVSHON
                                       ---------------------------------
                                      Name:     Robert Gavshon
                                      Title:    Deputy Chairman of the Board
                                                and Director


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Robert Gavshon and Sydney Selati and each one of them, his attorneys-in-fact, each with the power of substitution, for him any and all capacities, to sign any and all amendments to this Registration Statement ( including post-effective amendments and any related registration statement pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

                   Name                                           Title                             Date
                   ----                                           -----                             ----
                    *
------------------------------------------  Chairman of the Board and Director (Principal      April 22, 1999
Sam Linz                                    Executive Officer)
                    *
------------------------------------------  (Principal Financial and Accounting Officer)       April 22, 1999
David James
                    *
------------------------------------------  Deputy Chairman of the Board and Director          April 22, 1999
Robert Gavshon
                    *
------------------------------------------  Director                                           April 22, 1999
John Price
                    *
------------------------------------------  Director                                           April 22, 1999
Edgar Berner
                    *
------------------------------------------  Director                                           April 22, 1999
Gordon Howlett
                    *
------------------------------------------  Director and Authorized U.S. Representative        April 22, 1999
Sydney Selati

* Pursuant to Power of Attorney previously filed with the Commission.